LOAN COMMITMENT

The undersigned Herdev S. Rayat ("Rayat"), for good and valuable consideration, the receipt of which is hereby acknowledged, hereby agrees to advance to e.Deal.Net, Inc. (the "Company") up to US$100,000, on an as needed basis, commencing August 1, 2001, if the Company does not sell the minimum number of units described in its registration statement filed with the US Securities and Exchange Commission on November 3, 2000, as the same may be amended from time to time (the "Registration Statement"). This commitment will expire upon the sooner to occur of (i) March 31, 2002 or (ii) the date on which the Company sells the minimum number of units as described in the Registration Statement. Any funds advanced by Rayat under this commitment shall be reflected by a demand promissory note bearing interest at the rate of 7.25% per annum.


Dated: May 7, 2001                           /s/ "Herdev S. Rayat"
Vancouver, British Columbia                  Herdev S. Rayat